Exhibit 99.2

drugstore.com, inc.

Pro Forma Consolidated Statements of Operations (Unaudited)

Three Months Ended April 4, 2010

(in thousands, except share and per share data)

	Historical Consolidated (1)	Pharmacy Pro Forma Adjustments (3)	Pro Forma

Net sales	$118,328	$(7,395)	$110,933
Costs and expenses:
Cost of sales	83,634	(5,881)	77,753
Fulfillment and order processing	12,861	(886)	11,975
Marketing and sales	11,015	(108)	10,907
Technology and content	6,612	(4)	6,608
General and administrative	6,711	(16)	6,695
Amortization of intangible assets	48	—	48

Total costs and expenses	120,881	(6,895)	113,986

Operating loss	(2,553)	(500)	(3,053)
Interest income, net	(63)	—	(63)

Loss from continuing operations	$(2,616)	$(500)	$(3,116)

Basic and diluted loss from continuing operations per share	$(0.03)	$(0.00)	$(0.03)

Weighted average shares used in computation of:
Basic and diluted loss from continuing operations per share	102,605,614	—	102,605,614

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

drugstore.com, inc.

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended January 3, 2010

(in thousands, except share and per share data)

	Historical Consolidated (1)	Pharmacy Pro Forma Adjustments (3)	Pro Forma

Net sales	$412,832	$(37,258)	$375,574
Costs and expenses:
Cost of sales	293,545	(30,195)	263,350
Fulfillment and order processing	45,759	(3,868)	41,891
Marketing and sales	38,293	(566)	37,727
Technology and content	24,880	(16)	24,864
General and administrative	17,247	(82)	17,165
Amortization of intangible assets	477	—	477

Total costs and expenses	420,201	(34,727)	385,474

Operating loss	(7,369)	(2,531)	(9,900)
Interest income, net	46	—	46

Loss from continuing operations	$(7,323)	$(2,531)	$(9,854)

Basic and diluted loss from continuing operations per share	$(0.07)	$(0.03)	$(0.10)

Weighted average shares used in computation of:
Basic and diluted loss from continuing operations per share	96,950,189	—	96,950,189

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

drugstore.com, inc.

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 28, 2008

(in thousands, except share and per share data)

	Historical Consolidated (1)	Pharmacy Pro Forma Adjustments (3)	Pro Forma

Net sales	$366,579	$(44,365)	$322,214
Costs and expenses:
Cost of sales	263,697	(36,166)	227,531
Fulfillment and order processing	43,377	(4,481)	38,896
Marketing and sales	33,591	(1,127)	32,464
Technology and content	23,011	(16)	22,995
General and administrative	19,034	(35)	18,999
Amortization of intangible assets	867	—	867

Total costs and expenses	383,577	(41,825)	341,752

Operating loss	(16,998)	(2,540)	(19,538)
Interest income, net	631	—	631

Loss from continuing operations	$(16,367)	$(2,540)	$(18,907)

Basic and diluted loss from continuing operations per share	$(0.17)	$(0.03)	$(0.20)

Weighted average shares used in computation of:
Basic and diluted loss from continuing operations per share	96,481,787	—	96,481,787

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

drugstore.com, inc.

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 30, 2007

(in thousands, except share and per share data)

	Historical Consolidated (1)	Pharmacy Pro Forma Adjustments (3)	Pro Forma

Net sales	$339,331	$(50,143)	$289,188
Costs and expenses:
Cost of sales	248,308	(41,935)	206,373
Fulfillment and order processing	39,817	(4,952)	34,865
Marketing and sales	30,080	(1,704)	28,376
Technology and content	18,258	(18)	18,240
General and administrative	20,928	(43)	20,885
Amortization of intangible assets	1,234	—	1,234

Total costs and expenses	358,625	(48,652)	309,973

Operating loss	(19,294)	(1,491)	(20,785)
Interest income, net	1,675	—	1,675

Loss from continuing operations	$(17,619)	$(1,491)	$(19,110)

Basic and diluted loss from continuing operations per share	$(0.18)	$(0.02)	$(0.20)

Weighted average shares used in computation of:
Basic and diluted loss from continuing operations per share	95,350,046	—	95,350,046

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

drugstore.com, inc.

Unaudited Pro forma Consolidated Balance Sheets

April 4, 2010

(in thousands, except share data)

	Historical Consolidated (2)	Pharmacy Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$17,101	$(3,327)	(6)	$18,921
		5,147	(4)
Marketable securities	12,523			12,523
Accounts receivable, net of allowances	12,897	(1,011)	(6)	11,886
Inventories	40,967	(647)	(4)	40,320
Other current assets	3,841	(72)	(5)	3,769

Total current assets	87,329	90		87,419

Fixed assets, net	23,706	(28)	(5)	23,678
Other intangible assets, net	14,716			14,716
Goodwill	57,576			57,576
Other long-term assets	159			159

Total assets	$183,486	$62		$183,548

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,821	$(4,010)	(6)	$35,811
Accrued compensation	5,005	(307)	(6)	4,698
Accrued marketing expenses	3,813			3,813
Other current liabilities	1,780	(21)	(6)	1,759
Current portion of long-term debt	13,113			13,113

Total current liabilities	63,532	(4,338)		59,194

Long-term debt, less current portion	10			10
Deferred income taxes	4,032			4,032
Other long-term liabilities	1,484			1,484

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000,
Issued and outstanding shares - 105,888,472 shares issued and 105,782,916 shares outstanding	888,546			888,546
Treasury stock, at cost, 105,556 shares	(151)			(151)
Accumulated other comprehensive loss	(120)			(120)
Accumulated deficit	(773,847)	4,400	(7)	(769,447)

Total stockholders’ equity	114,428	4,400		118,828

Total liabilities and stockholders’ equity	$183,486	$62		$183,548

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA FINANCIAL DATA

On July 30, 2010, we completed our previously announced sale of our mail-order pharmacy assets to BioScrip, Inc. The disposition was made pursuant to an Asset Purchase Agreement, dated as of May 5, 2010, as amended on July 14, 2010 and July 29, 2010, between drugstore.com, inc. and DS Pharmacy, Inc., our wholly owned subsidiary, and BioScrip, Inc. and BioScrip Pharmacy Services, Inc., its wholly owned subsidiary.

Under the terms of the agreement, BioScrip Pharmacy Services purchased substantially all of the assets of DS Pharmacy for a purchase price of $10.9 million, subject to adjustment for changes in inventory value and gross profit of the business. Of this total consideration, approximately $5.5 million will be paid into escrow in installments over the 12 months following the closing date of July 30, 2010. The final amount paid out of escrow will be determined after the 12-month period based on the profitability of the prescription pharmacy business during that period. Additionally, at closing, the parties entered into a 5-year marketing agreement allowing drugstore.com pharmacy customers to continue to order as they always have through the drugstore.com web store. BioScrip will pay drugstore.com a fee to continue to market the drugstore.com pharmacy, which will now be served by BioScrip. We consider the marketing service fees to be indirect cash inflows of our discontinued mail-order pharmacy segment, as the fees earned are not a significant source of ongoing future revenue. As a result, we have presented the operations of our mail-order pharmacy segment as discontinued operations beginning in the second quarter of 2010.

The following unaudited financial information are based upon our historical consolidated financial statements adjusted to give effect to the discontinuation of the pharmacy business. The unaudited pro forma consolidated statements of operations for the three-month period ended April 4, 2010 and the three years ended January 3, 2010, December 28, 2008, and December 30, 2007 give effect to the discontinuation of the pharmacy business as if the transaction occurred at the beginning of the period presented. The unaudited pro forma consolidated balance sheets as of April 4, 2010 gives effect to the discontinuation of the pharmacy business as if the transaction occurred on April 4, 2010.

The pro forma information is not necessarily indicative of the financial position or results of operations of future periods or indicative of results that would have actually occurred had the transaction been completed as of the date thereof or as of the beginning of the periods presented therein. The pro forma adjustments, as described in the accompanying notes to the pro forma consolidated balance sheet and statements of operations, are based upon available information and certain assumptions that we believe are reasonable. The pro forma financial information should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements included in our Form 10-Q for the three-month period ended April 4, 2010 and in our Form 10-K for the year ended January 3, 2010.

drugstore.com, inc.

Notes to Unaudited Pro forma Consolidated Financial Statements

(1)	Represents the Consolidated Statements of Operations included in our Form 10-Q for the three-month period ended April 4, 2010 or in our Form 10-K for the three year period ended January 3, 2010.

(2)	Represents the Consolidated Balance Sheet included in our Form 10-Q for the three-month period ended April 4, 2010.

(3)	Represents adjustments to eliminate the results of operations of the mail-order pharmacy business that are directly attributable to the Asset Purchase Agreement that will not continue.

(4)	Represents the initial proceeds received of $5.1 million consisting of an initial payment of $4.5 million and a payment of $647,000 for mail-order pharmacy inventory calculated based on the value of inventory on hand at April 4, 2010.

(5)	Represents mail-order pharmacy assets sold under the Asset Purchase Agreement.

(6)	Represents the net cash to be paid to liquidate assets and settle liabilities of the discontinued mail-order pharmacy business not acquired or assumed by the purchaser as part of the Asset Purchase Agreement.

(7)	Represents the gain on sale of the mail-order pharmacy business:

Initial payment received	$4,500
Payment received from sale of inventory	647
Assets sold or disposed of at closing	(747)

Gain on sale of mail-order pharmacy business	$4,400